FIRST AMENDMENT TO

MMA FINANCIAL, INC.
EMPLOYMENT AGREEMENT

Charles M. Pinckney

THIS FIRST AMENDMENT (the “Amendment”) to the Employment Agreement (the “Agreement”) dated August 28, 2007 by and between MMA Financial, Inc., a Maryland corporation (“Employer”) and Charles M. Pinckney (“Employee”) is entered into and effective as of this 28th day of March, 2008.

WHEREAS, Employer and Employee desire to extend the current term of the Agreement beyond July 9, 2010; and

WHEREAS, Employer and Employee wish to clarify their understanding regarding Employee’s assumption of his duties and responsibilities as specified in the Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee hereby agree as follows:

1.	The last sentence of Section 1.(a) of the Agreement is amended and restated to read as follows:

The Employee’s duties, powers and responsibilities shall be commensurate with those customarily associated with the chief operating officer of a corporation comparable to the Company, with Employee’s specific duties, powers and responsibilities set forth on the attached Exhibit A (such general and specific duties, powers, responsibilities, and authorities being the “COO Authorities”); provided that the Employer shall not be required to provide Employee with the COO Authorities until August 3, 2008; provided, further, that any of the following occurrences, at the time of occurrence, shall be deemed to constitute a material reduction or alteration in Employee’s authority, duties or responsibilities as provided in Section 1 (and Exhibit A) by the Company and Employer for purposes of this Agreement, which reduction has not been and will not be deemed to have been previously consented to: (x) failure by the Employer or Company to have provided Employee with all of the COO Authorities by August 3, 2008 or (y) at the time that Employee substantially assumes all of the COO Authorities contemplated by this Agreement, any of such authority, duties, powers, or responsibilities are, in actuality, materially below the level of authority, duties, power or responsibilities that Employee would have had as of March 3, 2008, had Employee assumed all of the COO Authorities contemplated by this Agreement by such date.

2.	The first sentence of Section 6 of the Agreement is amended and restated to read as follows:

The term of this Agreement shall commence on the Effective Date and end on March 9, 2011.

3.	All other terms of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Amendment as of the date and year first above written.

EMPLOYER

MMA FINANCIAL, INC.

By: /s/ Michael L. Falcone
Name: Michael L. Falcone
Title: CEO & President

COMPANY

MUNICIPAL MORTGAGE & EQUITY LLC

By: /s/ Michael L. Falcone
Name: Michael L. Falcone
Title: CEO & President

EMPLOYEE

/s/ Charles M. Pinckney

Charles M. Pinckney
First Amendment to Charles Pinckney Employment Agreement-2431275v2